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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-37517



PROSPECTUS SUPPLEMENT
(to Prospectus dated October 21, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                                MEDPARTNERS, INC.

                        1,210,497 SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

         The Prospectus, dated October 21, 1997 (the "Prospectus"), relating to the offering for resale of up to 1,210,497 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.


1. The information set forth opposite the name of JOHN H. WILLIAMS, D.O. (ALDINE WOMEN'S CLINIC) in the table of Selling Holders on page 14 of the Prospectus is deleted in its entirety.

2. FOOT PRINTS FAMILY LTD PARTNERSHIP is added to the table of Selling Holders on page 14 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus
         Supplement:

         Number of Shares Beneficially Owned                            17,083
         Number of Shares Covered by this Prospectus                     6,000
         Number of Shares to be Held After Offering                     11,083
         Percent of Outstanding Shares After Offering                        *



         The date of this Prospectus Supplement is December 30, 1998.





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